                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 7.1

                                LUSCAR COAL LTD.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                          2000         2001         2002           2003          2004
                                                        --------     -------      --------        ------        -------
FIXED CHARGES
      Interest
        Expensed                                          63,642      89,148        86,028        64,857         89,282
        Capitalized                                            -           -             -             -              -
      Amortized premiums, discounts and
        capitalized expenses related to
        indebtedness                                       2,404       7,654         1,815         1,815          1,815
      Estimate of interest within rental expense             145         145           145           145            165
      Preference security dividends                            -                         -             -              -
                                                        --------     -------      --------        ------        -------
                                                          66,191      96,947        87,988        66,817         91,262
                                                        ========     =======      ========        ======        =======
EARNINGS
      Add:
        Pretax income before minority interests         (105,405)    (69,648)     (101,504)       21,361          8,596
        Fixed charges                                     66,191      96,947        87,988        66,817         91,262
        Amortization of capitalized interest                 367         367           367           367            367
        Pre-tax losses of equity investees                     -                         -             -              -
                                                        --------     -------      --------        ------        -------
                                                         (38,847)     27,666       (13,149)       88,545        100,225
                                                        --------     -------      --------        ------        -------
      Subtract:
        Interest capitalized                                   -           -             -             -              -
        Preference security dividends                          -           -             -             -              -
        Minority interest in pre-tax income that
          have not incurred fixed charges                      -           -             -             -              -
                                                        --------     -------      --------        ------        -------
                                                               -           -             -             -              -
                                                        --------     -------      --------        ------        -------
                                                         (38,847)     27,666       (13,149)       88,545        100,225
                                                        ========     =======      ========        ======        =======

Ratio of Earnings to Fixed Charges                         (0.59)       0.29         (0.15)         1.33           1.10
                                                        ========     =======      ========        ======        =======

Minimum ratio required                                      1.00        1.00          1.00          1.00           1.00
                                                        ========     =======      ========        ======        =======

Deficiency                                               105,038      69,281       101,137             -              -
                                                        ========     =======      ========        ======        =======